THIS INSTRUMENT PREPARED BY:
Deusner & Kennedy, P.A.
177 West Court Avenue
Selmer, Tennessee 38375

STATE OF TENNESSEE)
COUNTY OF McNAIRY)

CONTRACT FOR SALE OF REALTY

THIS AGREEMENT, made and entered into as of the 6th day of July, 2022, by and between **MADISON HAYWOOD DEVELOPMENTAL SERVICES, INC.** (hereinafter referred to as "Seller"), and **DMINT REAL ESTATE HOLDINGS, INC.,** (hereinafter referred to as "Purchaser").

WITNESSETH:

1. **Property.** Seller agrees to sell, and Purchaser agrees to purchase, upon the following terms and conditions, approximately 4.73 acres of land, and any and all improvements located thereon, located at 565 Industrial Park Drive, in Selmer, McNairy County, Tennessee, and described by the legal description attached hereto as Exhibit "A", (the "Property") said property also being identified as Map 100, Parcel 005.04, according to the McNairy County Tax Assessor's records.

2. **Appurtenances.** The Property shall include all rights, privileges and easements appurtenant to the land, including all mineral rights.

3. **Price.** The purchase price shall be Four Hundred Eight Thousand and No/100 ($408,000.00) Dollars.

4. **Deposit.** Purchaser shall pay a deposit of Forty Thousand Eight Hundred and No/100 ($40,800.00) Dollars (hereinafter referred to as "Deposit"). The Deposit shall be held by Purchaser's attorney in an escrow account. The Deposit shall be paid to Purchaser, in full, in the event any one of the following events occur: a) Seller cannot provide good title to the Property; b) Seller does not close the transaction; c) if at least 15 MW of electricity cannot be provided for Purchaser's operations at the Property;

or d) Purchaser terminates this Contract as provided for in paragraph 6 herein. If Purchaser fails to close this transaction for any other reason, the Deposit shall be forfeited and shall be paid to Seller, as its sole and exclusive remedy.

5. **Inspection.** Purchaser may inspect the Property prior to closing. Purchaser may verify with Pickwick Electric Cooperative that at least 15 MW of electricity is available for Purchaser's operations at the Property.

6. **Environmental.** Purchaser may, at its own expense, obtain an environmental study of part or all of the Property. In the event of the discovery of any adverse environmental conditions on the Property, irrespective of the source, all as determined in the sole discretion of Purchaser, Purchaser may upon written notice to Seller, terminate this Contract. In such event, neither party shall have any further claim or demand against the other by reason hereof, other than as set forth in paragraph 4 above. Purchaser agrees to provide Seller copies of any environmental assessment reports obtained by him with respect to the Property.

7. **Closing.** Assuming the environmental study is satisfactory to Purchaser, the Closing shall take place on or about sixty days from the completion of the environmental study, at a mutually agreed date and time. If no environmental study is performed, the Closing shall take place within ninety (90) days of the date of the final signature on this Contract.

8. **Warranty of Title.** Seller agrees to convey a good and marketable title by warranty deed, free and clear of any encumbrances except for property taxes not due and payable. Title to be conveyed subject to all restrictions, easements, and covenants of record, and subject to city ordinances or laws of any governmental authority.

9. **Defects in Title.** It is understood and agreed if the title is not good, and cannot be made good within a reasonable time after written notice has been given that the title is defective, specifically pointing out the defects, thereupon this sale is to be null and void, and Purchaser shall receive the Deposit. But if the title is good and the property is

not paid for as specified herein, as provided for in paragraph 4, Seller shall receive the Deposit, as its sole remedy.

10. **Payment of Purchase Price.** At Closing, Purchaser shall deliver Three Hundred Sixty Seven Thousand Two Hundred and No/100 ($367,200.00) Dollars, (the full Purchase Price less the Deposit) to Seller to close the transaction.

11. **Proration of Taxes.** At Closing, all City and County real property taxes assessed against the Property for the 2022 tax year shall be prorated between Seller and Purchaser.

12. **Seller's Documents.** At Closing, Seller shall produce a current Certificate of Good Standing and an executed Resolution of the Board of Directors of Seller authorizing the sale memorialized herein.

13. **Attorney's Fees.** At Closing, each party will be responsible for paying any fees of their attorneys.

14. **Parties Responsibilities.** Seller will pay for preparation of the Warranty Deed and a closing fee. Purchaser is to pay the expenses associated with any loan, closing fee, any title examination fees and/or title insurance policies, and all recording expenses of both Warranty Deed and, if applicable, Deed of Trust.

15. **Condition of Property.** The improvements on the Property are to be delivered in as good condition as they are as of the date of this Contract, ordinary wear and tear excepted.

16. **No Other Warranties as to Condition of Property.** Purchaser otherwise accepts the said real estate in its existing condition, no warranties or representations having been made by the Seller which are not herein expressly provided.

17. **Holdover; Vacancy.** Seller will have up to sixty (60) days from the date of Closing to vacate the warehouse portion of the Property. Seller shall be able to occupy a designated space on the Property for up to six (6) months for the purpose of accommodating workspace for up to a maximum of eight (8) people. Such occupancy

shall be permitted at no cost to Seller.

18. **Brokers.** Seller has engaged Coldwell Banker Barnes in connection with this sale. Seller shall be responsible for paying any broker fees or commissions to Coldwell Banker Barnes out of the sales proceeds of this transaction.

19. **Governing Law.** This Contract shall, to the fullest extent permitted under applicable law, be governed by, and interpreted under, and in accordance with, the laws of the State of Tennessee, or other law as is mutually agreed to by the parties.

20. **Counterparts.** This Contract may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Contract. Delivery of a copy of this Contract bearing an original signature by facsimile transmission or by electronic mail in .pdf form (or similar digital image) shall have the same effect as physical delivery of the Contract bearing the original signature.

21. **Rights of Assignment.** Purchaser may transfer or assign any rights hereunder without the written consent of Seller.

22. **Waiver.** Waiver of any breach of this Contract by either party shall not constitute a continuing waiver, or a waiver of any subsequent breach, either of the same or another provision of this Contract.

This Contract is executed in duplicate on the day and year first above written, either of which may be considered the original, and a copy being retained by each party.

SELLER:

MADISON HAYWOOD DEVELOPMENTAL SERVICES, INC.

BY: ______________________
JAMES DUKE,
Board Chairman

BY: ______________________
WILLIAM BREWER,
Chief Executive Officer

PURCHASER:

DMINT REAL ESTATE HOLDINGS, INC.

BY: ______________________________
RONNY YAKOV,
Chief Executive Officer

STATE OF TENNESSEE)

COUNTY OF MADISON)

Personally appeared before me, a Notary Public in and for said County and State, **JAMES DUKE and WILLIAM BREWER,** with whom I am personally acquainted (or proved to me upon the basis of satisfactory evidence), and who acknowledged that they are the Board Chairman and Chief Executive Officer, respectively, of Madison Haywood Developmental Services, Inc., and that they, being authorized to do so, executed the within instrument for the purposes therein contained, by signing the name of Madison Haywood Developmental Services, Inc. by themselves as Board Chairman and Chief Executive Officer, respectively.

DEBBIE C. JEANES
STATE OF TENNESSEE NOTARY PUBLIC
MADISON COUNTY

WITNESS my hand at office, this the 6th day of July, 2022.

Debbie C Jeanes
NOTARY PUBLIC

My commission expires: 10-24-23.

STATE OF ______________)

COUNTY OF _____________)

Personally appeared before me, a Notary Public in and for said County and State, **RONNY YAKOV,** with whom I am personally acquainted (or proved to me upon the basis of satisfactory evidence), and who acknowledged that he is Chief Executive Officer of DMINT Real Estate Holdings, Inc., and that he, being authorized to do so, executed the within instrument for the purposes therein contained, by signing the name of Dmint, Inc. by himself as Chief Executive Officer.

WITNESS my hand at office, this the _____ day of July, 2022.

____
NOTARY PUBLIC

My commission expires: ____________.

PURCHASER:

DMINT REAL ESTATE HOLDINGS, INC.

BY: ______________________________
RONNY YAKOV,
Chief Executive Officer

STATE OF TENNESSEE)

COUNTY OF MADISON)

Personally appeared before me, a Notary Public in and for said County and State, **JAMES DUKE and WILLIAM BREWER,** with whom I am personally acquainted (or proved to me upon the basis of satisfactory evidence), and who acknowledged that they are the Board Chairman and Chief Executive Officer, respectively, of Madison Haywood Developmental Services, Inc., and that they, being authorized to do so, executed the within instrument for the purposes therein contained, by signing the name of Madison Haywood Developmental Services, Inc. by themselves as Board Chairman and Chief Executive Officer, respectively.

WITNESS my hand at office, this the _____ day of July, 2022.

____
NOTARY PUBLIC

My commission expires: ______________.

STATE OF New York)

COUNTY OF New York)

Personally appeared before me, a Notary Public in and for said County and State, **RONNY YAKOV,** with whom I am personally acquainted (or proved to me upon the basis of satisfactory evidence), and who acknowledged that he is Chief Executive Officer of DMINT Real Estate Holdings, Inc., and that he, being authorized to do so, executed the within instrument for the purposes therein contained, by signing the name of Dmint, Inc. by himself as Chief Executive Officer.

WITNESS my hand at office, this the 10th day of ~~July~~ Aug, 2022.

____
NOTARY PUBLIC

My commission expires: Sept 7th 2025.

GARY LIN
NOTARY PUBLIC, STATE OF NEW YORK
NO. 01LI6421475
QUALIFIED IN QUEENS COUNTY
MY COMMISSION EXPIRES SEP 7, 2025